                                                                       EXHIBIT 4
                             STOCK PLEDGE AGREEMENT
                                 (Third Party)


     This Stock Pledge Agreement ("Agreement"), dated as of January 7, 2000, is entered into by and between Michael A. Armani (the "Pledgor"), and Saunders & Parker, Inc., a Texas corporation ("S&P" or the "Secured Party").

                                R E C I T A L S
                                ---------------

     Section A.     Telenetics Corporation (the "Company") has executed that
certain promissory note dated the date of this Agreement in the original principal amount of $136,444.90 and payable to the order of S&P (as amended, modified, extended, or renewed from time to time, the "Note").

     Section B.     The Pledgor has guaranteed the obligations of the Company
under the Note pursuant to that certain Guaranty dated the date of this Agreement (as amended, modified, extended, or renewed from time to time, the "Guaranty").

     Section C.     The Pledgor is the owner of 500,000 shares of the issued and outstanding common stock of the Company (the "Shares").

     Section D.     The Note contemplates that the Shares will be pledged and
delivered by the Pledgor to S&P, with duly endorsed instruments of transfer or assignments in blank on or before January 17, 2000.

     Section E.     The Pledgor acknowledges that it will receive substantial
benefits as a result of the financial accommodations provided by S&P to the Company and will receive valuable consideration in connection with its pledge of stock hereunder.

     Section F.     S&P has been induced to cancel certain indebtedness owed to it by eflex Wireless, Inc. and the security therefor in reliance on this Agreement.

                               A G R E E M E N T
                               -----------------

     Therefore, in consideration of the foregoing and in order to induce S&P to accept the Note from the Company and cancel certain indebtedness owed to it by eflex Wireless, Inc. and the security therefor, and for other good and valuable consideration, the parties hereto agree as follows:

     Section 1.     Definitions. Capitalized terms used herein without
                    -----------
definition that are defined in, or by reference in, the Note shall have the meaning specified therein.

     Section 2.     Pledge.  The Pledgor hereby pledges and assigns, with duly
                    ------
endorsed instruments of transfer, to the Secured Party, and hereby grants to the Secured Party a security interest (the "Security Interest") in, the following (the "Collateral"):

             (i) all the Shares and the certificates representing such Shares and all dividends, cash, securities, instruments, and other property from time to time paid, payable, or otherwise distributed in respect of or in exchange for any or all of such Shares;
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             (ii)   all securities issued by any issuer of such Shares, or any successor thereto, from time to time acquired by the Pledgor in substitution for or in addition to any of the foregoing, all certificates and instruments representing such securities, together with the interest coupons (if any) attached thereto, and all dividends, cash, securities, instruments, and other property from time to time paid, payable, or otherwise distributed in respect of or in exchange for any or all of such securities; and

             (iii)  all proceeds of the foregoing.

     Section 3.     Secured Obligations.  The Security Interest shall secure the
                    -------------------
due and punctual payment and performance of the following:

             (i) liabilities, obligations, loans, advances, and indebtedness of the Company to S&P under the Note;

             (ii) all liabilities and obligations of the Pledgor under the Guaranty;

             (iii) all interest, fees, commissions, charges, expenses, and other liabilities relating to any of the foregoing, including all advances, charges, costs, and expenses (including attorneys' fees and legal expenses) incurred in connection with the exercise of any right, power, or remedy conferred by this Agreement or by law (including attorneys' fees and legal expenses incurred by the Secured Party in the collection of instruments deposited with the Secured Party and amounts incurred in connection with the operation, maintenance, or foreclosure of any and all of the Collateral);

             (iv) all indebtedness, obligations, and liabilities of the Pledgor now or hereafter existing under this Agreement, including all amounts that may be advanced by the Secured Party to satisfy amounts required to be paid by the Pledgor under this Agreement, the Note, or the Guaranty or any other agreement, document, or instrument executed by Pledgor as a guaranty of or security for Indebtedness (collectively, the "Armani Note Documents") or any amount secured hereby or to pay any taxes, insurance premiums, liens, claims, and charges against the Collateral, together with interest thereon to the extent provided herein or therein; and

             (v) all amounts advanced or expended by the Secured Party for the maintenance or preservation of the Collateral or the creation, perfection, continuation and protection of the Collateral and security interests therein;

in each case, whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created, or incurred, and including all indebtedness, obligations, and liabilities of the Company and/or the Pledgor under any instrument now or hereafter evidencing or securing any of the foregoing (all indebtedness, obligations, and liabilities of the Pledgor and of the Company described in this Section 3 are collectively referred to hereinafter as the
                  ---------
"Indebtedness").

     Section 4.     Delivery of Collateral.  All certificates or instruments
                    ----------------------
representing or evidencing the Collateral shall be delivered to the Secured Party on or before January 17, 2000,

STOCK PLEDGE AGREEMENT - Page 2
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and held by the Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Secured Party. Upon the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right, at any time in its discretion and without notice to the Pledgor, to transfer to or to register in the name of the Secured Party or any of its nominees any or all of the Collateral.

     Section 5.  Representations and Warranties.  The Pledgor represents and
                 ------------------------------
warrants as follows:

           (i) The Pledgor is the owner, beneficially and of record, of the Collateral.

           (ii) All legal proceedings have been taken that are necessary for the execution, delivery, and performance of this Agreement and the Guaranty by the Pledgor.

           (iii) No authorization, approval, or other action by, and no notice to or filing with, any governmental authority is required for the exercise by the Secured Party of the voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

           (iv) The Security Interest constitutes a valid and, upon delivery of the certificates evidencing the Shares, first perfected security interest in all of the Collateral for payment and performance of the Indebtedness.

           (v) The Collateral is owned by the Pledgor free and clear of all liens and encumbrances, except for the Security Interest and restrictions on transfer arising under applicable securities laws.

All representations and warranties of the Pledgor contained herein shall survive the execution, delivery, and performance of this Agreement until termination of this Agreement under Section 18.
                     ----------

     Section 6.     Further Assurances. The Pledgor agrees that at any time and
                    ------------------
from time to time, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that the Secured Party may reasonably request in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

     Section 7.     Voting Rights: Dividends; etc.
                    ------------------------------

     (a) So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to exercise any and all voting rights, if any, and to receive and retain all dividends and other property from time to time paid, payable or otherwise distributed in respect of the Collateral.

     (b) Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to vote the Collateral and receive any distributions, which it would otherwise be authorized to receive and retain pursuant to Section 7(a), shall cease, and all rights to vote and to
            ------------

STOCK PLEDGE AGREEMENT - Page 3
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receive such distributions and other property shall thereupon be vested in the
Secured Party, who shall thereupon have the sole right to receive and hold as Collateral such distributions and other property. All dividends and other property that are received by the Pledgor contrary to the provisions of this
Section 7(b) shall be received in trust for the benefit of the Secured Party,
------------
shall be segregated from other property or funds of the Pledgor, and shall be forthwith delivered to the Secured Party as Collateral in the same form as so received (with any necessary endorsement).

     (c) The Secured Party agrees to release promptly to the Pledgor any dividends, cash, securities, instruments, and other property paid, payable, or otherwise distributed in respect of the Collateral that it may receive under
Section 7(b) if, prior to the occurrence of an Acceleration (as defined in
------------
Section 11 hereof), all  Events of Default and events that, with notice and/or
----------
lapse of time, could become Events of Default have been waived or are no longer continuing.

     Section 8.     Secured Party Appointed Attorney-in-Fact. The Pledgor hereby
                    ----------------------------------------
irrevocably appoints the Secured Party the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in its name or otherwise, upon the occurrence of an Event of Default, to take action and to execute any instrument that the Secured Party may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including to receive, endorse, and collect all instruments made payable to the Pledgor representing any dividend, interest payment, or other distribution in respect to the Collateral or any part thereof and to give full discharge for the same, when and to the extent permitted by this Agreement.

     Section 9.     Secured Party May Perform. Upon the occurrence and during
                    -------------------------
the continuance of an Event of Default (including an Event of Default resulting from a failure to perform any agreement contained herein), if the Pledgor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Pledgor under Section
                                                                       -------
12.
--
     Section 10.    Reasonable Care.  The Secured Party shall have an obligation
                    ---------------
to exercise reasonable care with respect to Collateral in its possession; provided that the Secured Party shall be deemed to have exercised reasonable care if the Collateral is accorded treatment substantially comparable to that which the Secured Party accords its own property or treatment substantially in accordance with actions requested by the Pledgor in writing (although the Secured Party shall not be obligated to comply with any such requests and no failure to do so shall be deemed to be a failure to exercise reasonable care). It is agreed and understood that the Secured Party shall not have responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

     Section 11.    Events of Defaults; Remedies Upon Default.  An "Event of
                    -----------------------------------------
Default" hereunder occurs if, prior to the payment and performance in full of all the Indebtedness there occurs an Event of Default (as defined in the Note) or if any representation or warranty contained in this Agreement or the Guaranty is false in any respect or if Pledgor breaches or fails to perform any covenant or obligation contained in this Agreement or in any other Armani Note Document.

     If (a) upon or after the occurrence of any Event of Default, the Secured Party elects to exercise remedies under this Agreement or (b) there occurs an Event of Default that would entitle

STOCK PLEDGE AGREEMENT - Page 4
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the Secured Party to accelerate payment of any Indebtedness (the occurrence of any such event shall be referred to as an "Acceleration"), then, whether or not all Indebtedness shall have become immediately due and payable:

     (a) The Secured Party may exercise (in compliance with all applicable securities laws) in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party after default under the Uniform Commercial Code in effect in the State of Texas at that time, and the Secured Party may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, over the counter or at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable or otherwise in such manner as necessary to comply with applicable federal and state securities laws. Upon consummation of any such sale, the Secured Party shall have the right to assign, transfer, and deliver to the purchaser or purchasers at any such sale and such purchasers shall hold the property sold absolutely, free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, or appraisal that it now has or may at any time in the future have under any rule or law or statute now existing or hereafter enacted.

     To the extent notice of sale shall be required by law, the Secured Party shall give the Pledgor at least ten days' (or such longer period as shall be specified by applicable laws) notice of the time and place of any public sale or the time after which any private sale is to be made, which the Pledgor agrees shall constitute commercially reasonable notification. At any such sale, the Secured Party, to the extent permitted by law, may bid (which bid may be, in whole or in part, in the form of cancellation of Indebtedness) for and purchase for the account of the Secured Party the whole or any part of the Collateral. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. If sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Secured Party until the sale price is paid by the purchaser or purchasers thereof, but the Secured Party shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. The Pledgor agrees that any sale of the Collateral conducted by the Secured Party in accordance with the foregoing provisions of this Section 11(a) shall be deemed to be a commercially reasonable sale under
     -------------
Section 9.504 of the Texas Business and Commerce Code, as amended.
-------------

     Because of the Securities Act of 1933, as amended, and, possibly, other laws and regulations, there may be legal restrictions or limitations affecting Lender in any attempts to dispose of certain portions of the Collateral in the enforcement of its rights and remedies hereunder. For these reasons Secured Party is hereby authorized by Pledgor, but not obligated, in the event of any Event of Default hereunder giving rise to Secured Party's rights to sell or otherwise dispose of the Collateral, to sell all or any part of the Collateral at private sale, subject to investment letter or in any other manner that will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, or any other law or regulation, at the best price reasonably obtainable by Secured Party at any such private sale or other disposition in the manner mentioned

STOCK PLEDGE AGREEMENT - Page 5
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above. Secured Party is also hereby authorized by Pledgor, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as Secured Party may deem required or appropriate in the event of a sale or disposition of any of the Collateral. Pledgor clearly understands that Secured Party may in its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral, or any part or parts thereof, than would otherwise be obtainable if same were registered and sold in the open market. Pledgor agrees that in the event Secured Party shall, upon any Event of Default hereunder, sell the Collateral, or any portion thereof, at such private sale or sales, Secured Party shall have the right to rely upon the advice and opinion of any member firm of a national securities exchange as to the best price reasonably obtainable upon such private sale thereof and that such reliance shall be conclusive evidence that Secured Party handled such matter in a commercially reasonable manner under the Code.

     As an alternative to exercising the power of sale herein conferred upon it, the Secured Party may proceed by a suit or suits at law or in equity to foreclose the security interest granted under this Agreement and to sell the Collateral, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction.

     (b) Any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral (i) prior to the occurrence of an Acceleration shall be held by the Secured Party as collateral for the Indebtedness and (ii) following the occurrence of an Acceleration may be held by the Secured Party as Collateral and/or then or at any time thereafter applied as follows: (x) first, to the payment to the Secured Party of the costs and expenses of retaking, holding, and preparing for sale of the Collateral and any other fees, expenses, claims, demands, losses, judgments, damages, and liabilities arising out of or related to the Note or the Guaranty that are payable to the Secured Party pursuant to Section 12, and (y) second, to
                                                  ----------
the Secured Party for application against or on account of all or any part of the Indebtedness.

     (c) Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full of all the Indebtedness shall be reassigned and redelivered as provided in Section 18 hereof.
                               ----------

     Section 12.    Expenses.  The Pledgor will upon demand pay to the Secured
                    --------
Party the amount of any and all reasonable expenses, including the fees and expenses of its counsel and of any experts and agents that the Secured Party may incur in connection with (a) the administration of this Agreement, (b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (c) the exercise or enforcement of any of the rights of the Secured Party hereunder, or (d) the failure by the Pledgor to perform or observe any of the provisions hereof. Any amounts payable under this Section 12 shall be payable, with interest, on demand, at 10% per annum and
     ----------
shall be additional Indebtedness secured by the Collateral.

     Section 13.    Security Interest Absolute.  All rights of the Secured Party
                    --------------------------
hereunder, the Security Interest, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

STOCK PLEDGE AGREEMENT - Page 6
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          (i)       any lack of validity or enforceability of the Note or any
     other document, agreement, or instrument relating to any or all of the Indebtedness, or any Armani Note Document or any other document, agreement, or instrument given as a guaranty of or security for the Note (the "Note Documents");

          (ii) any change in the time, manner, or place of payment of, or in any other term of, all or any of the Indebtedness or any renewal or extension of all or any of the Indebtedness or any other amendment or waiver of or any consent to any departure from this Agreement or any other Note Document; or

          (iii) any sale, exchange, release, or nonperfection of any other collateral, or any release of any guarantor or any Person liable in any manner for the collection of any or all of the Indebtedness, or any amendment or waiver of or consent to or departure from any guaranty, for all or any of the Indebtedness.

     Section 14.    Waiver and Consent.
                    ------------------

     (a) The Pledgor acknowledges that the Security Interest created or granted herein will secure the Indebtedness of Persons other than the Pledgor and, in full recognition of that fact, the Pledgor consents and agrees that the Secured Party may in its absolute and sole discretion, at any time and from time to time, without notice or demand, and without affecting the enforceability or security hereof. (i) modify, amend, extend, renew, accelerate, or otherwise change the Indebtedness or any of its terms; (ii) decrease or increase the Indebtedness; (iii) supplement, modify, amend, or waive any provision of, or enter into or give any agreement, approval or consent with respect to, any Note Document; (iv) accept new or additional instruments, documents, or agreements in exchange for or relative to any of the Note Documents or the Indebtedness or any part thereof; (v) accept payments on the Indebtedness; (vi) receive and hold additional security or guaranties for the Indebtedness or any part thereof;
(vii) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer, or enforce any security or guaranties and apply any security and direct the order or manner of sale thereof, (viii) release any Person from any personal liability with respect to the Indebtedness or any part thereof, and (ix) settle, release on terms satisfactory to the Secured Party or by operation of applicable laws, or otherwise liquidate or enforce any Indebtedness and any security or guaranty in any manner, and consent to the transfer of any security.

     (b) Upon the occurrence and during the continuance of an Event of Default, the Secured Party may enforce this Agreement independently from any other Note Document and independently of any other remedy, security, or guaranty the Secured Party at any time may have or hold in connection with the Indebtedness, and it shall not be necessary for the Secured Party to marshal assets in favor of the Pledgor or any other Person or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement. The Pledgor expressly agrees that the Secured Party may proceed against any or all of the Collateral or guaranties for the Indebtedness in such order and in such manner as it shall determine in its sole and absolute discretion. The Secured Party's rights hereunder shall be reinstated and revived, and the enforceability of this Agreement shall continue, with respect to any amount at any time paid on account of the Indebtedness that thereafter shall be required to be restored or returned by the Secured Party upon bankruptcy, insolvency, or reorganization of the Pledgor or the Company or otherwise, all as though such amount had not been paid. The Security Interest created or granted herein and the enforceability of this Agreement at all times shall remain effective to secure the full

STOCK PLEDGE AGREEMENT - Page 7
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amount of all the Indebtedness even though the Indebtedness, or any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against the Company or any guarantor and whether or not the Pledgor or other guarantor shall have any personal liability with respect thereto.

     (c) The Pledgor expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any disability or other defense of any guarantor or of the Company with respect to the Indebtedness, (ii) the failure of priority of any security for the Indebtedness, (iii) the cessation from any cause whatsoever of the liability of any guarantor or of the Company (other than by reason of the full payment and performance of all Indebtedness, (iv) any failure of the Secured Party to give notice of sale or other disposition of any property securing the Indebtedness to the Pledgor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of any property securing the Indebtedness; (v) any failure of the Secured Party to comply with applicable laws in connection with the sale or other disposition of any property securing the Indebtedness, including any failure of the Secured Party to conduct a commercially reasonable sale or other disposition of any property securing the Indebtedness, (vi) any act or omission of the Secured Party or others that directly or indirectly results in or aids the discharge or release of any guarantor, the Company, or the Indebtedness or any other security or guaranty therefor by operation of law or otherwise, (vii) any law that provides that the obligation of a surety or guarantor musts neither be larger in amount nor in other respects more burdensome than that of the principal or that reduces a surety's or guarantor's obligation in proportion to the principal's obligation, (viii) any failure of the Secured Party to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (ix) the election by the Secured Party, in any bankruptcy proceeding of any Person, of the application or nonapplication of Section 1111 (b)(2) of the United States Bankruptcy Code, (x) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code, (xi) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (xii) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person, (xiii) the avoidance of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation, or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Indebtedness in or as a result of any such proceeding, or (xiv) any action taken by the Secured Party that is authorized by this section or any other provision of any Note Document.

     (d) Pledgor hereby agrees not to seek enforcement of any of its rights of subrogation, contribution, reimbursement, or indemnity and any and all similar rights Pledgor may otherwise have against the Company at any time under any state or federal statute, at law or in equity, until the Indebtedness shall have been paid and performed in full.

     (e) The Pledgor expressly waives all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor, and all other notices or demands of any kind or nature whatsoever with respect to the Indebtedness, and all notices of acceptance of this Agreement or of the existence, creation, or incurring of new or additional Indebtedness.

     (f) The Pledgor warrants and agrees that each of the waivers set forth in this Agreement are made with full knowledge of their significance and consequences and that, under the circumstances, the waivers are reasonable. If any of such waivers are determined to be

STOCK PLEDGE AGREEMENT - Page 8
contrary to any applicable law or public policy, such waivers shall be effective to the maximum extent permitted by law. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions thereof shall nevertheless remain effective.

     Section 15.    Amendments.  No amendment or waiver of any provision of this
                    ----------
Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only for the specific purpose for which given.

     Section 16.    Waivers. Any party may waive any condition, covenant, term,
                    -------
or provision of this Agreement, but any such waiver shall be effective only (a) if in writing and signed by the party sought to be bound by such waiver, (b) with respect to the specific condition, covenant, term, or provision expressly made the subject to such waiver (and no other condition, covenant, term, or provision), and (c) for the specific instance(s) expressly set forth in such waiver (and no earlier or subsequent instances). Without limiting the foregoing sentence, none of the following will be constitute a waiver of the rights of a party to this Agreement to demand exact compliance with the conditions, covenants, terms, and provisions of this Agreement: (a) a failure of such party to exercise any power reserved to it in this Agreement; (b) a failure of such party to insist upon compliance by any other party to this Agreement with any condition, covenant, term, or provision in this Agreement; (c) a delay, forbearance, or omission of such party to exercise any power; or (d) any custom or practice of the parties at variance with the terms of this Agreement. The consent or approval of any party to this Agreement with respect to the act of any other party to this Agreement shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act. Subsequent acceptance by a party to this Agreement of any performance or payment due to it hereunder or any ancillary agreement will not be deemed to be a waiver by such first party of any preceding breach by any other party of any terms, provisions, covenants, or conditions of this Agreement.

     Section 17.    Time is of the Essence; Cumulative Remedies.  Time and
                    -------------------------------------------
exactitude of each of the terms, obligations, covenants, and conditions of this Agreement are hereby declared to be of the essence. Except as otherwise expressly set forth in this Agreement, each party's rights under this Agreement are cumulative and neither the existence of, nor the exercise or enforcement by a party of, any right or remedy under this Agreement shall preclude the exercise or enforcement by such party of any other right or remedy under this Agreement, any other Note Document, any other agreement, or law.

     Section 18.    Termination.  This Agreement shall terminate when all the
                    -----------
Indebtedness has been fully paid and performed and the Note has been canceled. Upon such termination, the Secured Party shall reassign and redeliver (or cause to be reassigned and redelivered) to the Pledgor, or to such Person or Persons as the Pledgor shall designate in writing or to whomever may be lawfully entitled to receive such surplus pursuant to judicial order, against receipt, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Secured Party pursuant to the terms hereof and shall still be held by it hereunder, together with appropriate instruments of reassignment and release. Any such reassignment shall be without recourse upon or warranty by the Secured Party and at the expense of the Pledgor.

     Section 19.    Addresses for Notices. All notices, requests, demands, and
                    ---------------------
other communications hereunder shall be in writing and shall be personally delivered, delivered by facsimile or courier service, or mailed, certified with first class postage prepaid, to the address set

STOCK PLEDGE AGREEMENT - Page 9
forth below. Each such notice, request, demand, or other communication shall be deemed to have been given (whether actually received or not) on the date of actual delivery of such notice, request, demand, or other communication, if personally delivered or delivered by facsimile transmission (if receipt is confirmed at the time of such transmission by telephone or facsimile-machine-generated confirmation), or on the third day following the date of mailing, if mailed in accordance with this Paragraph, or on the day specified for delivery to the courier service (if such day is one on which the courier service will give normal assurances that such specified delivery will be made). Any notice, request, demand, or other communication given otherwise than in accordance with this Section shall be deemed to have been given on the date actually received. Any party may change its address for purposes of this Section by giving written notice of such change to all other parties in the manner hereinabove provided. Whenever any notice is required to be given by law or by this Agreement, a written waiver of such notice, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of that notice.

     Pledgor:       Michael A. Armani
                    25111 Arctic Ocean
                    Lake Forest, California 92630

          with a copy to:

                    Larry A. Cerutti, Esq.
                    Rutan & Tucker, LLP
                    611 Anton Boulevard, 14th Floor
                    Costa Mesa, California  92626


     Secured Party: Saunders & Parker, Inc.
                    5735 Prestwick Lane
                    Dallas, Texas 75252
                    Attention: William C. Saunders

          with a copy to:

                    Sally A. Schreiber
                    Munsch Hardt Kopf & Harr, P.C.
                    4000 Fountain Place
                    1445 Ross Avenue
                    Dallas, Texas 75202

     Section 20.    Continuing Security Interest; Assignments. This Agreement
                    -----------------------------------------
shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until termination as provided in Section 18, (b)
                                                                 ----------
be binding upon the Pledgor, the Secured Party, and their respective heirs, successors, and assigns, and (c) inure, together with the rights, powers, and remedies of the Pledgor and the Secured Party hereunder, to the benefit of the Pledgor, the Secured Party, and their respective heirs, successors, transferees, and assigns, as the case may be. Notwithstanding the foregoing clause (b), the Pledgor shall not, except as otherwise provided in this Agreement, be permitted to assign this Agreement or any interest herein. Without limiting the generality of the foregoing clause (c), the Secured Party may assign or otherwise transfer all or any portion of its respective rights, benefits, and obligations under the Indebtedness or any Note

STOCK PLEDGE AGREEMENT - Page 10

Document to any other Person if such Person agrees in writing with the Pledgor to be bound by the terms of this Agreement, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise. Unless the context of this Agreement otherwise requires, references to "Secured Party" herein includes any subsequent holder of any Indebtedness previously outstanding to a Secured Party.

     Section 21.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS
                    -------------
OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS APPLICABLE TO CONTRACTS TO BE PERFORMED WHOLLY WITHIN SUCH STATE.

     Section 22.    Severability.  Wherever possible, each provision of this
                    ------------
Agreement shall be interpreted in such manner as to be effective. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part of this Agreement; the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable. If any lien, security interest, or other right of the Secured Party hereunder shall be held to be invalid, illegal, or unenforceable under applicable law, such invalidity, illegality, or unenforceability shall not affect any other provision herein or any lien, security interest, or other right granted hereby.

     Section 23.    Construction. Unless the context of this Agreement otherwise
                    ------------
clearly requires, references to the plural include the singular and the singular the plural, and "or" has the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" and variations of the term mean including without limitation. The term "Person" means any individual, partnership, limited partnership, joint venture, corporation, limited liability company, trust, estate, custodian, trustee, executor, administrator, nominee, representative, unincorporated organization, sole proprietorship, trust, employee benefit plan, tribunal, governmental entity, department, or agency, or other entity. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, Subsection, Exhibit, and Schedule references are to this Agreement unless otherwise specified.


     Section 24.    NO ORAL AGREEMENTS.  THIS AGREEMENT, TOGETHER WITH THE OTHER
                    ------------------
NOTE DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN THE SECURED PARTY AND THE PLEDGOR AND MAY NOT BE CONTRADICTED BY EVIDENCE OR PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE SECURED PARTY AND THE PLEDGOR WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT.

STOCK PLEDGE AGREEMENT - Page 11

     Section 25.    No Strict Construction.  This Agreement is the result of
                    ----------------------
substantial negotiations among the parties and their counsel and has been prepared by their joint efforts. Accordingly, the fact that counsel to one party or another may have drafted this Agreement or any portion of this Agreement is immaterial and this Agreement will not be strictly construed against any party.

     Section 26.    Counterparts. This Agreement may be executed in any number
                    ------------
of counterparts and shall be effective when each party to this Agreement has executed at least one counterpart, with the same effect as if all signing parties had signed the same document. All counterparts will be construed together and evidence only one agreement, which, notwithstanding the actual date of execution of any counterpart, shall be deemed to be dated the day and year first written above. In making proof of this Agreement, it shall not be necessary to account for a counterpart executed by any party other than the party against whom enforcement is sought or to account for more than one counterpart executed by the party against whom enforcement is sought.

     Section 27.    Execution by Facsimile. The manual signature of any party to
                    ----------------------
this Agreement that is transmitted to any other party or counsel to any other party by facsimile shall be deemed for all purposes to be an original signature.



                     [THIS SPACE LEFT BLANK INTENTIONALLY.]

STOCK PLEDGE AGREEMENT - Page 12

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized, as of the date first above written.

                                SECURED PARTY:
                                -------------

                                SAUNDERS & PARKER, INC.


                                By: ------------------------------------
                                       William C. Saunders, Co-President

                                PLEDGOR:
                                -------


                                -----------------------------------

                                       Michael A. Armani

STOCK PLEDGE AGREEMENT - Page 13